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                                                                     Exhibit 3.1

                            CERTIFICATE OF FORMATION

                                       OF

                        PREMIER ENTERTAINMENT BILOXI LLC

     THE UNDERSIGNED, desiring to form a limited liability company pursuant to the Delaware Limited Liability Company Act, Delaware Code, Title 6, Chapter 18, does hereby certify as follows:

     1. The name of the limited liability company is Premier Entertainment Biloxi LLC.

     2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     3. This Certificate of Formation shall be effective on the date of its filing.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Premier Entertainment Biloxi LLC this 16th day of October, 2003.


                                   DUANE MORRIS LLP, Authorized Person


                                   By: /s/ David J. Kaufman
                                      -----------------------------------
                                        David J. Kaufman, Esq., Partner